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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-76399, 333-98931, 333-122067 and 332-111236 on Form S-8 of our report dated
September 10, 2004 (June 28, 2005 as to Note 15), relating to the financial statements and financial statement schedule of Accredo Health, Incorporated appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of Accredo Health, Incorporated for the year ended June 30, 2004.


/s/Deloitte & Touche LLP


Memphis, Tennessee
June 28, 2005